Exhibit 6

FORM OF PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of October 27, 2016 by and among Genco Shipping & Trading Limited, a Marshall Islands corporation (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).

Recitals

A.                                    The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and

B.                                    The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement 7,958,763 shares (collectively, the “Shares” and each, a “Share”) of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), such Series A Preferred Stock to have the relative rights, preferences, limitations and designations set forth in the Certificate of Designations set forth as Exhibit A attached hereto (the “Certificate of Designations”) and to be convertible into an aggregate of up to 7,958,764 shares (subject to adjustment) (the “Conversion Shares”) of the Company’s Common Stock, par value $0.01 per share (together with any securities into which such shares may be reclassified, whether by merger, charter amendment or otherwise, to the extent the Shares, in connection with any such reclassification, become convertible into such securities pursuant to the Certificate of Designations, the “Common Stock”), at a conversion price of $4.85 per Share (subject to adjustment), at a purchase price of $4.85 per Share (the “Per Share Price”), for an aggregate purchase price of up to $38,600,000.55 (the “Purchase Price”); and

C.                                    Prior to the execution and delivery of this Agreement, the Company entered into purchase agreements with certain investors providing for the purchase of shares of  Series A Preferred Stock (the “Prior Purchase Agreements”); and

D.                                    Contemporaneous with the sale of the Shares, the parties hereto will execute and deliver a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws in the form attached hereto as Exhibit B.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Definitions.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Agents” means, collectively, Jefferies LLC (“Jefferies”), DNB Markets, Inc. and Fearnley Securities Inc.

“Business Day” means any day, other than a Saturday or Sunday or other day, on which banks in the City of New York are authorized or required by law or executive order to remain closed.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” means the Business Day on which the Closing occurs, which shall be no earlier than the date as of which all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to (i) the Investors’ obligations to pay the Subscription Amount, and (ii) the Company’s obligations to deliver the Shares at the Closing, in each case, have been satisfied or waived.

“Common Stock Equivalents” means any securities of the Company or its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company’s Knowledge” means the actual knowledge of Peter C. Georgiopoulos, John C. Wobensmith, Apostolos D. Zafolias, or Joseph Adamo.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Debt Commitment Letter” means that certain Second Amended and Restated Commitment Letter by and among the Company, Nordea Bank Finland plc, New York Branch, Skandinaviska Enskilda Banken AB (publ), DVB Bank SE, ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank, Deutsche Bank AG Filiale Deutschlandgeschäft, Crédit Industriel et Commercial and BNP Paribas in substantially the form attached hereto as Exhibit D.

“Effective Date” means the date on which the initial Registration Statement is declared effective by the SEC.

“Effectiveness Deadline” means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

“Escrow Account” has the meaning set forth in Section 3.1.

“Escrow Agent” means Wilmington Trust, National Association.

“Escrow Agreement” means the escrow agreement, substantially in the form of Exhibit E hereto, by and among the Company, the Escrow Agent and the Investors to be executed concurrently with this Agreement, pursuant to which the Investors shall deposit the Purchase Price with the Escrow Agent to be released to the Company at the Closing.

“Fundamental Representations” means the representations and warranties set forth in Section 4.1 (first and fourth sentences only), Section 4.2, Section 4.3, Section 4.4, Section 4.25 and the last sentence of Section 4.30.

“Hayfin Facility Agreement” means the Facility Agreement, dated November 4, 2015, by and among the indirect Subsidiaries of the Company listed therein as borrowers, Genco Holdings Limited, the financial institutions listed therein as lenders, and Hayfin Services LLP, as agent and security agent.

“Hayfin Term Sheet” means the term sheet dated June 29, 2016 in respect of the proposed amendment of the Hayfin Facility Agreement.

“Insider” means each director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, and any promoter connected with the Company in any capacity on the date hereof.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (x) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Company and its Subsidiaries taken as a whole, or (y) the ability of the Company to perform its obligations under the Transaction Documents, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, provided that such effects are not borne disproportionately by the Company, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement or any other Transaction Document, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement or any other Transaction Document.

“Material Contract” means any contract, instrument or other agreement to which the Company or any Subsidiary is a party or by which it is bound which is material to the business of the Company and its Subsidiaries, taken as a whole, including those that have been filed or were required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“NYSE” means the New York Stock Exchange.

“Per Share Price” has the meaning set forth in the Recitals.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Prior Purchase Agreements” has the meaning set forth in the Recitals.

“Proposal” has the meaning set forth in Section 7.7.

“Registrar of Corporations” shall mean the Registrar of Corporations of the Republic of the Marshall Islands.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Required Investors” means (i) prior to Closing, the Investors who, together with their Affiliates, have agreed to purchase a majority of the Securities to be sold hereunder and (ii) from and after the Closing, the Investors or their permitted transferees of whom the Company has been given written notice hereunder who beneficially own (calculated in accordance with Rule 13d-3 under the 1934 Act without giving effect to any limitation on the conversion of the Series A Preferred Stock set forth therein) a majority of the Shares issued pursuant hereto.

“SEC Filings” has the meaning set forth in Section 4.6.

“Securities” means the Shares and the Conversion Shares.

“Shares” has the meaning set forth in the Recitals.

“Stockholders Meeting” has the meaning set forth in Section 7.7(a).

“Stockholders Meeting Deadline” has the meaning set forth in Section 7.7(a).

“Subsequent Stockholders Meeting” has the meaning set forth in Section 7.7(a).

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement, the Certificate of Designations, the Registration Rights Agreement and the Escrow Agreement.

“Transfer Agent” means Computershare, Inc.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.                                      Purchase and Sale of the Shares.  Subject to the terms and conditions of this Agreement, on the Closing Date, each Investor shall severally, and not jointly, purchase, and the Company shall sell and issue to each Investor, the Shares in the amounts set forth opposite such Investor’s name on Schedule 1 attached hereto in exchange for the portion of the Purchase Price equal to the Per Share Price multiplied by the number of Shares to be purchased by such Investor (such Investor’s “Subscription Amount”) as specified in Section 3 below.

3.                                      Closing.

3.1                               Closing.  On or prior to October 31, 2016, each Investor shall cause a wire transfer in immediately available funds to be sent to the account designated by the Escrow Agent in writing (the “Escrow Account”), in an amount representing such Investor’s Subscription Amount as set forth on Schedule 1 Attached this Agreement, and the Company shall deliver to the Escrow Agent, in trust, a certificate or certificates, registered in such name or names as the Investors may designate, representing the Shares, with instructions that such certificates are to be held for release to the Investors only upon release in full of the Purchase Price to the Company by the Escrow Agent.  Notwithstanding anything to the contrary herein, in the event any Investor fails to deposit its Subscription Amount in the Escrow Account in full and on time by October 31, 2016, the Company shall have the right as a non-exclusive remedy to terminate this Agreement immediately as to such Investor.  In the event of any such termination, such Investor’s rights and status as an Investor hereunder (including without limitation the right to acquire any Shares) shall automatically terminate.  Any such termination shall not limit any other right or remedy of the Company or any liability or obligation of the Purchaser with respect to such breach.  On the Closing Date, upon confirmation that the Escrow Account contains an amount equal to the Purchase Price and that the other conditions to closing specified herein have been satisfied or duly waived, the Company shall file the Certificate of Designations with the Registrar of Corporations.  Upon confirmation that the Certificate of Designations has been filed and has become effective, the Escrow Agent shall promptly cause a wire transfer in immediately available funds to be sent to the account of the Company as instructed in writing by the Company, in the amount of the full Purchase Price.  Upon receipt of the Purchase Price by the Company, the certificates evidencing the Shares shall be released to the Investors (the “Closing”).  The Closing of the purchase and sale of the Shares shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, or at such other location and on such other date as the Company and the Investors shall mutually agree.

3.2                               Escrow Agreement. Each Investor acknowledges that its Subscription Amount will be released by the Escrow Agent to the Company at the Closing pursuant to the terms and conditions of this Agreement and the Escrow Agreement without any further instruction or consent from the Investor. The Closing will occur upon satisfaction of the conditions set forth in Section 6 of this Agreement.  Each Investor acknowledges that it has reviewed the Escrow Agreement and agrees to its terms.

4.                                      Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

4.1                               Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties.  Each of the Company’s Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties.  Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to be in good standing or so qualified has not had and would not reasonably be expected to have a Material Adverse Effect.  Except as set forth in Schedule 4.1 hereto, each of the Company and its Subsidiaries is not the subject of any judicial composition proceeding, bankruptcy proceeding or any similar process or of any judgment or dissolution. The Company’s Subsidiaries are listed on Schedule 4.1 hereto.

4.2                               Authorization.  The Company has all corporate power and authority and, except for the filing of the Certificate of Designations with the Registrar of Corporations and the approval of the Proposal at the Stockholders Meeting or any Subsequent Stockholders Meeting, has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities.  The Transaction Documents, upon execution and delivery thereof by the Company, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3                               Capitalization.  The capitalization of the Company as of the date hereof is as set forth in the Company’s Form 10-Q for the quarterly period ended June 30, 2016 (the “Q2 2016 10-Q”). The Company has not issued any capital stock since its most recently filed periodic report under the 1934 Act except as may be issuable upon the exercise of outstanding warrants, the settlement of outstanding restricted stock units disclosed in the SEC Filings, or future awards under the Company’s 2015 Equity Incentive Plan.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in any transaction pertaining to the Company’s capital stock. Except for the Prior Purchase Agreements, as set forth in the SEC Filings, or future awards under the 2015 Equity Incentive Plan, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary of the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities except as described in Section 7.7 hereof. Except as set forth in the SEC Filings, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge as of the date hereof, between or among any of the Company’s stockholders. Other than the rights being granted to the Investors, to the Investors party to the Prior Purchase Agreements, or as set forth in the SEC Filings, no person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company.

4.4                               Valid Issuance.  Upon the filing of the Certificate of Designations with the Registrar of Corporations, the Shares will have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.  Upon the due conversion of the Shares, the Conversion Shares will be validly issued, fully paid and nonassessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws (other than those created by the Investors).  The Company has reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Shares.

4.5                               Consents.  Except for the filing of the Certificate of Designations with the Registrar of Corporations, the execution, delivery and performance by the Company of the Transaction Documents, approval of the Proposal by the Company’s shareholders, and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made (or shall have been made prior to Closing) pursuant to applicable state securities laws and NYSE listing requirements and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods and approval of the Proposal at the Stockholders Meeting.

4.6                               Delivery of SEC Filings; Business.  The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “10-K”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K (collectively, the “SEC Filings”).  The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period.

4.7                               Use of Proceeds.  The net proceeds of the sale of the Shares hereunder shall be used by the Company for debt repayment, working capital and general corporate purposes.

4.8                               Absence of Certain Events.  Since the date of the latest audited financial statements included within the SEC Filings, except as specifically disclosed in the SEC Filings prior to the date hereof or on Schedule 4.8, (i) the Company has not altered its method of accounting, (ii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, except in connection with the payment of the exercise price of, or withholding taxes for, awards under the Company’s equity incentive plans, and (iii) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to the Company’s existing equity incentive plans. As of the date hereof, the Company does not have pending before the SEC any request for confidential treatment of information. Except for the transactions contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists with respect to the Company or its business, properties, operations, financial condition or prospects that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed.

4.9                               SEC Filings.

(a)                                 At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)                                 Each registration statement and any amendment thereto filed by the Company during the two years preceding the date hereof pursuant to the 1933 Act, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.10                        No Conflict, Breach, Violation or Default.  Subject to the filing of the Certificate of Designations with the Registrar of Corporations, the execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under the Company’s Second Amended and Restated Articles of Incorporation, as amended, or the Company’s Amended and Restated Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary of the Company or any of their respective assets or properties, except, with respect to subclause (i)(b), as which have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or any Subsidiary of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, except as which have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.11                        Tax Matters.  The Company and each Subsidiary of the Company has timely prepared and filed (or timely filed for an extension for) all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it, other than taxes being contested in good faith and for which adequate reserves have been made on the Company’s financial statements included in the SEC Filings.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any of its Subsidiaries nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole.  All taxes and other assessments and levies that the Company or any of its Subsidiaries is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, other than taxes being contested in good faith and for which adequate reserves have been made on the Company’s financial statements included in the SEC Filings.  There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries or any of their respective assets or property.  Except as described on Schedule 4.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any of its Subsidiaries or other corporation or entity.

4.12                        Title to Properties.  Except as disclosed in the SEC Filings or Schedule 4.12, the Company and each of its Subsidiaries has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each of its Subsidiaries holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.13                        Registry of and Title to Vessels; Good Standing.  Each of the Company’s vessels is owned directly by the Company or one its Subsidiaries, has been duly registered as a vessel under the laws and regulations and flag of its jurisdiction in the sole ownership of the Company or such Subsidiary, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; the Company or each such Subsidiary, as applicable, has good title to the applicable vessel, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of the title of record other than as disclosed in Schedule 4.13, and no other action is necessary to establish and perfect such entity’s title to and interest in such vessel as against any charterer or third party, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and each such vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for failures to be in good standing which would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

4.14                        Compliance with Maritime Guidelines.  Except with respect to vessels described in Schedule 4.14, each of the Company’s vessels is operated in compliance with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any governmental authority, classification society or insurer applicable to the respective vessel (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all environmental laws), except where such failure to be in compliance would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

4.15                        Classification.  Except with respect to vessels described in Schedule 4.15, each vessel is classed by a classification society which is a full member of the International Association of Classification Societies and is in class with valid class and trading certificates, without any overdue recommendations, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

4.16                        Certificates, Authorities and Permits.  The Company and each of its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except where such failure has not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any such Subsidiary, would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.  Neither the Company nor any of its Subsidiaries have been in violation or breach of, or default under, any such certificate, authority or permit except where such violation, breach or failure would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.17                        Labor Matters.  No material labor dispute exists or, to the Company’s Knowledge, has been threatened with respect to any of the employees of the Company which would reasonably be expected to result in a Material Adverse Effect. To the Company’s Knowledge, none of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the Company’s Knowledge, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.18                        Intellectual Property.  The Company and its Subsidiaries own, possess, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of its business as now conducted or as described in the SEC Filings to be conducted, except as such failure to own, possess, or acquire such rights would not result in a Material Adverse Effect.  Except as set forth in the SEC Filings, as of the date hereof, there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or Subsidiaries’ rights in or to any such Intellectual Property, or alleging that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim, in each case except as would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.19                        Environmental Matters.  Neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.20                        Litigation.  Except as described in the SEC Filings, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents; no such investigations, actions, suits or proceedings are, to the Company’s Knowledge, threatened or contemplated by any governmental or regulatory authority or threatened by others.

4.21                        Financial Statements.  The financial statements included in the SEC Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, except for normal year-end audit adjustments and as otherwise as permitted by Form 10-Q under the 1934 Act).  Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.21, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.22                        Insurance Coverage.  The Company and each of its Subsidiaries maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each such Subsidiary.

4.23                        Compliance with Law.  The Company and each of its Subsidiaries are in compliance, and since January 1, 2013, have been in compliance, in all material respects, with all U.S. federal, state, local and foreign laws and regulations applicable to them or the operation of their respective business or by which their assets are bound or affected, except as would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.  None of the Company or any of its Subsidiaries have received any written notice of any material violation of any U.S. federal, state, local and foreign laws and regulations applicable to them or the operations of their respective businesses or by which their assets are bound or affected at any time since January 1, 2013, except as would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.24                        Compliance with NYSE Continued Listing Requirements.  Except as described in the SEC Filings or as a result of this Agreement and the transactions contemplated hereby:  (i) the Company is in compliance with applicable NYSE continued listing requirements, and (ii) there are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on the NYSE and the Company has not received any notice of, nor to the Company’s Knowledge is there any basis for, the delisting of the Common Stock from the NYSE.

4.25                        Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any of its Subsidiaries or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 4.25.

4.26                        No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.27                        No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would be reasonably likely to adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

4.28                        Rule 506 Compliance.  To the Company’s Knowledge, neither the Company nor any Insider is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2)(i) or (d)(3) of the 1933 Act.  The Company is not disqualified from relying on Rule 506 of Regulation D under the 1933 Act (“Rule 506”) for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Securities to the Investors pursuant to this Agreement.  The Company has exercised reasonable care to determine whether any such disqualification under Rule 506(d) exists.

4.29                        Private Placement.  Assuming the accuracy of the representations and warranties of the Investors in Section 5 hereof, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.30                        Material Contracts.  As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any Material Contract that has not been filed.  Except as would not have a Material Adverse Effect, (i) each Material Contract is a valid, binding and legally enforceable obligation of the Company or any of its Subsidiaries, as the case may be, and, to the Company’s Knowledge, of the other parties thereto, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles; (ii) each Material Contract is in full force and effect; (iii) neither the Company nor any of its Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any Material Contract and, to the Company’s Knowledge, no other party to any Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder except as is subject to a waiver described in the SEC Filings; (iv) neither the Company nor any of its Subsidiaries has received written notice of any breach or default of any Material Contract other than as may be set forth in any waiver described in the SEC Filings, and (v) neither the Company nor any of its Subsidiaries has received written notice from any other party to a Material Contract that such other party intends to terminate, not renew, or renegotiate the terms of any such Material Contract.  Except as set forth in Schedule 4.30, no event has occurred (with or without notice or lapse of time, or both) and is continuing that would constitute a breach or default, or permit termination, modification, or acceleration under any credit facility or debt instrument, to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, and to the Company’s Knowledge there exists no event or circumstance that would reasonably be expected to give rise to any such breach, default, termination, modification, or acceleration, except as is subject to a waiver described in the SEC Filings.

4.31                        Transactions with Affiliates.  Except as disclosed in the SEC Filings or in connection with the transactions contemplated by the Transaction Documents, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any material transaction with the Company or any of its Subsidiaries (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any material contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.32                        Internal Controls.  The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company.  The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability.  The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared.

4.33                        Investment Company.  The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.                                      Representations and Warranties of the Investors.  Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1                               Organization and Existence.  Such Investor, if such Investor is an entity, is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority, and if such Investor is a natural person, all requisite power and authority, to invest in the Securities pursuant to this Agreement.

5.2                               Authorization; No Conflicts.  The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally. The execution, delivery and performance by the Investor of this Agreement and each Transaction Document to which the Investor is a party and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to such Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

5.3                               Purchase Entirely for Own Account.  The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.  Neither such Investor nor any Affiliate of such Investors is a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4                               Investment Experience.  Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5                               Disclosure of Information.  Such Investor acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto, including Schedule 5.5) and the SEC Filings and the risk factors set forth therein.  Such Investor and its advisors, if any, has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor. Such Investor and its advisors, if any, have been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Investor understands that its investment in the Securities involves a high degree of risk. Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Investor is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Securities and the transactions contemplated by this Agreement.

5.6                               No Governmental Review.  Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

5.7                               Restricted Securities.  Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.8                               Legends.  It is understood that, except as provided below, certificates or other instruments evidencing the Securities may bear the following or any similar legend:

(a)                                 “The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.”

(b)                                 If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.9                               Accredited Investor / Qualified Purchaser.  Such Investor is, and on the date the Conversion Shares are issued upon conversion of the Shares such Investor will be, an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act.  Additionally, if such Investor is an individual, he or she is a qualified purchaser as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended.

5.10                        No General Solicitation.  Such Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising by the Company or any person acting on its behalf.

5.11                        Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any of its Subsidiaries or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.12                        Prohibited Transactions.  Since the earlier of (a) such time as such Investor was first contacted by the Company or any other Person acting on behalf of the Company regarding the transactions contemplated hereby or (b) thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”).  Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the Effective Date or (iii) the Effectiveness Deadline, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction.  Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.12 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.12.

5.13                        Affiliate Involvement in Offering; Trading Price.  Such Investor acknowledges that it is aware of the following: (i) that one or more Persons that may be deemed Affiliates of the Company are purchasing Securities; (ii) that such purchase by such Persons should not be taken as an indication of their views regarding the prospects of the Company nor should such Investor infer from their participation that they possess non-public information suggesting favorable prospects for the Company; and (iii) the Company’s stock is thinly traded, and accordingly the trading price of the Company’s stock may not accurately reflect the current value of the Company.

5.14                        Rule 506 Compliance.  Neither such Investor nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members is subject to any Disqualification Event (as defined above), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the 1933 Act and disclosed in writing in reasonable detail to the Company.

5.15                        The Agents.  Such Investor understands that each Agent has acted solely as an agent of the Company in the placement of the Securities, and that none of the Agents makes any representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Investor may have received in connection therewith.  Such Investor acknowledges that it has not relied on any information or advice furnished by or on behalf of the Agent.

5.16                        Sufficient Funds.  Each Investor has sufficient cash on hand or other immediately available funds to pay the Purchase Price and otherwise satisfy its obligations in connection with this Agreement and the transactions contemplated hereby.

6.                                      Conditions to Closing.

6.1                               Conditions to the Investors’ Obligations.  The obligation of each Investor to purchase the Shares at the Closing is subject to the satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a)                                 The Fundamental Representations shall be true and correct as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such Fundamental Representation shall be true and correct as of such earlier date.  The representations and warranties made by the Company in Section 4 hereof (other than the Fundamental Representations) qualified as to “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof (other than the Fundamental Representations) not qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.  The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)                                 The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents on the Closing Date (other than any registration of the Conversion Shares under the 1933 Act), all of which shall be in full force and effect.

(c)                                  The Company shall have executed and delivered the Registration Rights Agreement.

(d)                                 The Company shall have executed and delivered the Escrow Agreement.

(e)                                  The Company shall have filed with the NYSE a supplementary listing application or similar application for the listing or trading of the Conversion Shares on the NYSE, a copy of which shall have been provided to the Investors.

(f)                                   The Certificate of Designations shall have been filed with the Registrar of Corporations and shall be effective; a filed copy of the Certificate of Designations shall have been provided to the Investors.

(g)                                  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(h)                                 The Company shall have delivered an officer’s certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a) and (b) of this Section 6.1.

(i)                                     The Investors shall have received an opinion from each of Kramer Levin Naftalis & Frankel LLP and Reeder & Simpson, P.C., dated as of the Closing Date, in the forms attached hereto as Exhibit C-1 and Exhibit C-2, respectively.

(j)                                    No stop order or suspension of trading shall have been imposed by the NYSE, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

(k)                                 The Company shall have received, or shall receive substantially simultaneously with the Closing, an amount not less than the difference between $125 million and the Investors’ Subscription Amounts in gross proceeds in respect of the sale of shares of Series A Preferred Stock.

(l)                                     The conditions precedent set forth in the Debt Commitment Letter shall be or have been satisfied or waived and the Refinancing (as defined in the Debt Commitment Letter) for no less than $400 million shall have occurred, or shall occur substantially simultaneously with the funding of the Investor’s Subscription Amount, on the terms set forth in the Debt Commitment Letter.

(m)                             The Hayfin Facility Agreement shall have been amended, or shall be amended substantially simultaneously with the funding of the Investor’s Subscription Amount, on the terms set forth in the Hayfin Term Sheet.

6.2                               Conditions to Obligations of the Company.  The Company’s obligation to sell and issue the Shares at the Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)                                 The representations and warranties made by the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the “Investment Representations”), shall be true and correct in all material respects as of the Closing Date.  The Investment Representations shall be true and correct in all respects as of the Closing Date.  The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b)                                 The Investors shall have executed and delivered the Registration Rights Agreement.

(c)                                  Each Investor shall have delivered its Subscription Amount to the Escrow Agent by wire transfer of immediately available funds to the account as specified in the Escrow Agreement.

(d)                                 The Escrow Agent shall have delivered the Purchase Price to the Company by wire transfer of immediately available funds to an account specified by the Company.

(e)                                  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(f)                                   The Company shall have received, or shall receive substantially simultaneously with the funding of the Investors’ Subscription Amount, an aggregate of not less than $125 million (inclusive of the Investors’ Subscription Amount) in gross proceeds in respect of the sale of shares of Series A Preferred Stock.

(g)                                  The Refinancing (as defined in the Debt Commitment Letter) shall have occurred, or shall occur substantially simultaneously with the funding of the Investors’ Subscription Amount, on the terms set forth in the Debt Commitment Letter and otherwise in form and substance reasonably satisfactory to the Company.

(h)                                 The Hayfin Facility Agreement shall have been amended, or shall be amended substantially simultaneously with the funding of the Investors’ Subscription Amount, on the terms set forth in the Hayfin Term Sheet and otherwise in form and substance reasonably satisfactory to the Company.

(i)                                     The Investors shall have delivered an officer’s certificate, executed on behalf of each Investor by its Chief Executive Officer or its Chief Financial Officer or person performing similar functions, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsection (a) of this Section 6.2.

6.3                               Termination of Obligations to Effect Closing; Effects.

(a)                                 The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i)                                     Upon the mutual written consent of the Company and the Investors;

(ii)                                  By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)                               By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv)                              By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to November 15, 2016;

provided, however, that, in the case of clause (ii) or (iii) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)                                 In the event of termination by any Investor of its obligations to effect the Closing pursuant to Section 6.3(a)(iii), written notice thereof shall promptly be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors.  Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7.                                      Covenants and Agreements.

7.1                               Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Shares and the Commitment Fee, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the Shares and the Commitment Fee issued pursuant to this Agreement in accordance with their respective terms.

7.2                               No Conflicting Agreements.  The Company will not take any action, enter into any agreement or make any commitment that would conflict in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.3                               Listing of Underlying Shares and Related Matters.  The Company shall take commercially reasonable efforts to cause the Conversion Shares to be approved for listing or trading on the NYSE or such other exchange or market where the Common Stock is trading or expected to trade no later than ninety (90) days after the date of conversion of the Shares.  Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Conversion Shares and will take such other action as is necessary to cause such Common Stock to be so listed.

7.4                               Subsequent Equity Sales.

(a)                                 From the date hereof until the date of conversion of the Shares, without the consent of the Required Investors, neither the Company nor any of its Subsidiaries shall issue shares of preferred stock, Common Stock or Common Stock Equivalents.  Notwithstanding the foregoing, the provisions of this Section 7.5(a) shall not apply to (i) the issuance of the Securities, (ii) the issuance of Series A Preferred Stock pursuant to the Prior Purchase Agreements or any Common Stock issuable upon the conversion thereof, (iii) the issuance of Common Stock or Common Stock Equivalents upon the conversion, settlement or exercise of any securities of the Company or any of its Subsidiaries outstanding on the date hereof, provided that the terms of such security are not amended after the date hereof to decrease the exercise price or increase the Common Stock or Common Stock Equivalents receivable upon the exercise, conversion or exchange thereof, (iv) the issuance of Common Stock or Common Stock Equivalents in connection with the acquisition by the Company of all or substantially all of the assets or equity interests of another business entity in a transaction approved by the Board of Directors of the Company, (v) the issuance of any Common Stock or Common Stock Equivalents pursuant to any Company equity incentive plan in place as of the date hereof or approved by the Company’s stockholders or (vi) the issuance of any Common Stock or Common Stock Equivalents in a transaction or series of related transactions, for the primary purpose of raising capital, approved by the Board of Directors of the Company and consented to by the Investors not participating in such transaction or transactions who beneficially own (within the meaning of Rule 13d-3 promulgated under the 1934 Act) a majority of the Shares issued pursuant hereto (excluding the Shares held by any Investors participating in such transaction or transactions).

(b)                                 The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

7.5                               Equal Treatment of Investors.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents other than the Certificate of Designations unless the same consideration is also offered to all of the parties to such Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

7.6                               Proxy Statement; Stockholders Meeting.

(a)                                 Promptly following the execution and delivery of this Agreement the Company shall take all action necessary to call a meeting of its stockholders (the “Stockholders Meeting”), which shall occur not later than sixty (60) days following the Closing Date (the “Stockholders Meeting Deadline”), for the purpose of seeking approval of the Company’s stockholders for the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock issued pursuant to this Agreement or the Prior Purchase Agreements (the “Proposal”). In the event the Proposal is not approved by the Company’s stockholders at the Stockholders Meeting, the Company shall take all action necessary to call up to three (3) additional meetings of its stockholders (each a “Subsequent Stockholders Meeting”) for the purpose of seeking approval of the Proposal, to be held promptly following the completion of the Stockholders Meeting and in no event more than one year after the Closing Date to the extent reasonably practicable. In connection with the Stockholders Meeting and, if applicable, each Subsequent Stockholders Meeting, the Company will prepare and file with the SEC proxy materials pursuant to and in compliance with Section 14(a) of the 1934 Act (including a proxy statement and form of proxy) for use at the Stockholders Meeting and, if applicable, each Subsequent Stockholders Meeting, and, after receiving and responding to any comments of the SEC thereon, shall mail such proxy materials (or, if permitted, notice of the availability of such proxy materials) to the stockholders of the Company. Each Investor shall promptly furnish in writing to the Company such information relating to such Investor and its investment in the Company as the Company may reasonably request for inclusion in each proxy statement.

(b)                                 Subject to their fiduciary obligations under applicable law (as determined in good faith by the Company’s Board of Directors after consultation with the Company’s outside counsel), the Company’s Board of Directors shall recommend to the Company’s stockholders that the stockholders vote in favor of the Proposal (the “Company Board Recommendation”) at the Stockholders Meeting and, if applicable, each Subsequent Stockholders Meeting, unless the Board of Directors shall have modified, amended or withdrawn the Company Board Recommendation pursuant to the provisions of the immediately succeeding sentence. The Company covenants that the Board of Directors of the Company shall not modify, amend or withdraw the Company Board Recommendation unless the Board of Directors (after consultation with the Company’s outside counsel) shall determine in the good faith exercise of its business judgment that maintaining the Company Board Recommendation would be inconsistent with its fiduciary duty to the Company’s stockholders. Whether or not the Company’s Board of Directors modifies, amends or withdraws the Company Board Recommendation pursuant to the immediately preceding sentence, the Company shall in accordance with the Marshall Islands Business Corporations Act and the provisions of its Second Amended and Restated Articles of Incorporation, as amended, or its Amended and Restated Bylaws, (i) take all action reasonably necessary to convene the Stockholders Meeting and, if necessary, each Subsequent Stockholders Meeting as promptly as practicable, but no later than the Stockholders Meeting Deadline with respect to the Stockholders Meeting and as soon as practicable with respect to each Subsequent Stockholders Meeting, to consider and vote upon the approval of the Proposal and (ii) submit the Proposal at the Stockholders Meeting or, if applicable, each Subsequent Stockholders Meeting to the stockholders of the Company for their approval

8.                                      Survival and Indemnification.

8.1                               Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

8.2                               Indemnification.  The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents.

8.3                               Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation and, in the event an indemnified party controls the defense of any claim under this Section 8.3, such indemnified party may not settle such claim without the Company’s prior written consent, which will not be unreasonably withheld.

9.                                      Miscellaneous.

9.1                               Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Shares” shall be deemed to refer to the securities received by the Investors in connection with such transaction.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

9.3                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4                               Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal,

(iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Genco Shipping & Trading Limited

299 Park Avenue, 12th Floor

New York, NY 10171

Attention: John C. Wobensmith

Fax: (646) 443-8551

With a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention: Thomas E. Molner

Fax: (212) 715-8000

If to the Investors:

to the addresses set forth on Schedule 1 hereto.

9.5                               Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith.

9.6                               Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7                               Publicity.  Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by any Investors without the prior written consent of the Company.

9.8                               Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9                               Entire Agreement.  This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10                        Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11                        Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.12                        Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Persons and not because it was required or requested to do so by any Person.

9.13                        Reliance by and Exculpation of Agents.

(a)                                 Each Investor agrees and acknowledges that (i) none of the Agents has made, or will make, any representations or warranties with respect to the Company or the offer and sale of the Shares, and such Investor will not rely on any statements made by any Agent, orally or in writing, to the contrary; (ii) it will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Shares, (iii) it will be purchasing Shares based on the results of its own due diligence investigation of the Company, (iv) it has negotiated the offer and sale of the Shares directly with the Company, and the Agents will not be responsible for the ultimate success of any such investment and (v) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment.  Each Investor further represents and warrants to each Agent that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Shares, is permitted under its constitutive documents (including, without limitation, all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement.  In light of the foregoing, to the fullest extent permitted by law, each Investor releases each Agent, its employees, officers, representatives and Affiliates from any liability with respect to such Investor’s participation in the offer and sale of the Shares including, but not limited to, any improper payment made in accordance with the information provided by the Company. This Section 9.13 shall survive any termination of this Agreement.  The Agents have introduced each Investor to the Company in reliance on the Investor’s understanding and agreement to this Section 9.13.

(b)                                 The parties agree and acknowledge that each Agent may rely on the representations, warranties, agreements and covenants of the Company contained in this Agreement and may rely on the representations and warranties of the respective Investors contained in this Agreement as if such representations, warranties, agreements and covenants, as applicable, were made directly to such Agent.  The parties further agree each Agent may rely on the legal opinions to be delivered pursuant to Section 6.1(i) hereof.

(c)                                  Each Investor agrees, for the express benefit of the Agents, that: no Agent, nor any of its Affiliates or any of its representatives (1) has any duties or obligations with respect to the transactions contemplated hereby other than those specifically set forth herein or in the engagement letter, to be entered into between the Company and the Agents; (2) shall be liable for any improper payment made in accordance with the information provided by the Company; (3) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the Transaction Documents; or (4) shall be liable to such Investor (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Agreement or any Transaction Document, except for such Agent’s own gross negligence, willful misconduct or bad faith.  The Agents, their Affiliates and their representatives shall be entitled to be indemnified by the Company for acting as placement agents hereunder pursuant the indemnification provisions set forth in the engagement letter referenced above.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement or caused their duly authorized officers to execute this Purchase Agreement as of the date first above written.

The Company:	GENCO SHIPPING & TRADING LIMITED

By:
Name:
Title:

[SIGNATURE PAGE TO GENCO SHIPPING & TRADING LIMITED PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement or caused their duly authorized officers to execute this Purchase Agreement as of the date first above written.

The Investors:
Investor Name

By:
Name:
Title:

Notice Information:

Address:

Attn:
Phone:
Fax:
Email:

[SIGNATURE PAGE TO GENCO SHIPPING & TRADING LIMITED PURCHASE AGREEMENT]

SCHEDULE 1

INVESTOR COMMITMENTS

EXHIBIT A

CERTIFICATE OF DESIGNATIONS

CERTIFICATE OF DESIGNATIONS OF RIGHTS, PREFERENCES AND PRIVILEGES

OF

SERIES A PREFERRED STOCK OF

GENCO SHIPPING & TRADING LIMITED

The undersigned, John C. Wobensmith, does hereby certify:

1.              That he is the duly elected and acting President and Secretary of Genco Shipping & Trading Limited a Marshall Islands corporation (the “Company”).

2.              That pursuant to the authority conferred by the Company’s Second Amended and Restated Articles of Incorporation, as amended, the Company’s Board of Directors on [          ], 2016 adopted the following resolution designating and prescribing the relative rights, preferences and limitations of the Company’s Series A Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors (the “Board”) of the Company by the Articles of Incorporation, the Board does hereby establish a series of preferred stock, par value $0.01 per share, and the designation and certain powers, preferences and other special rights of the shares of such series, and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:

Section 1. Designation and Amount.  The shares of such series shall be designated as “Series A Preferred Stock”.  The  Series A Preferred Stock shall have a par value of $0.01 per share, and the number of shares constituting such series shall initially be 27,061,856, which number the Board may from time to time increase or decrease (but not below the number then outstanding).  The Series A Preferred Stock shall have a liquidation preference of $4.85 per share (the “Liquidation Preference”).

Section 2. Ranking.  The Series A Preferred Stock shall rank, with respect to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company, (a) senior to the common stock, par value $0.01 per share, of the Company (the “Common Stock”), whether now outstanding or hereafter issued, and to each other class or series of stock of the Company (including any series of preferred stock established after [           ], 2016 (the “Issue Date”) by the Board of Directors) the terms of which do not expressly provide that such class or series ranks senior to, or pari passu, with the Series A Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as “Junior Stock”); (b) pari passu with each other class or series of stock of the Company established after the Issue Date by the Board of Directors the terms of which expressly provide that such class or series ranks pari passu with the Series A Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as “Parity Stock”); and (c) junior to each other class or series of stock of the Company established after the Issue Date by the Board of Directors the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as “Senior Stock”). The Company’s ability to issue Capital Stock that ranks pari passu with or senior to the Series A Preferred Stock shall be subject to the provisions of Section 5.

Section 3. Dividends.  (a) Holders of shares of Series A Preferred Stock shall be entitled to cumulative dividends on the Series A Preferred Stock payable semiannually, which dividends shall be declared by the Board of Directors or a duly authorized committee thereof, out of the assets of the Company legally available therefor, and shall be payable semiannually commencing on the 180th day following the Issue Date (or the following Business Day if any such payment date is not a Business Day) (each such date being referred to herein as a “Dividend Payment Date”) at the rate per annum of 6% per share on the Liquidation Preference; provided that, in the event that on any Dividend Payment Date, the Company is not permitted to declare or pay such dividend or incur such liability either (x) as a matter of law or (y) under the terms of any loan agreement, credit agreement, guaranty, or related agreement, such dividend (a “Deferred Dividend”) shall not be declared by the Board of Directors, shall not be paid or payable on such Dividend Payment Date and no liability shall be incurred in respect thereof, and instead, such Deferred Dividend shall be declared, become payable and be paid and the liability in respect thereof be incurred on the first succeeding Dividend Payment Date on which the Company is not prohibited from declaring, paying and incurring the liability in respect of such Deferred Dividend (and, for the avoidance of doubt, such Deferred Dividend shall be payable in addition to, and not in lieu of, any dividend which would ordinarily be payable on such succeeding Dividend Payment Date). The amount of dividends payable for any other period that is shorter or longer than a full semiannual dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Commencing on and following the Meeting End Date, in the event that dividends are paid on shares of Common Stock in any dividend period with respect to the Series A Preferred Stock, then a dividend shall be payable in respect of each share of Series A Preferred Stock for such period in an amount equal to the greater of (i) the amount otherwise payable in respect of such share of Series A Preferred Stock in accordance with the foregoing paragraph and (ii) the product of (A) the aggregate dividends payable per share of Common Stock in such dividend period times (B) the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible.

For purposes of this Section 3(a), a dividend period with respect to a Dividend Payment Date is the period commencing on the preceding Dividend Payment Date (or, if there is no preceding Dividend Payment Date, the Issue Date) and ending on the day immediately prior to the next Dividend Payment Date. Dividends payable on a Dividend Payment Date shall be payable to Holders of record on the close of business on the day on which the Board of Directors or a duly authorized committee thereof declares the dividend payable (each, a “Dividend Record Date”).

Notwithstanding anything in this Section 3(a) to the contrary, and without limiting any other remedy available to the Company or any other party, dividends shall not accrue or be payable in respect of shares initially issued to any Holder who is contractually obligated to appear and vote in favor of any proposal made at a meeting of stockholders of the Company in order to effect the Stockholder Approval (or whose transferor Holder was so obligated) if such Holder (or such transferor Holder or the Affiliates of either) fails so to appear and vote in favor.  Any shares issued to such Holders shall bear the Stockholder Approval Legend.

(b) Payment of Dividends. The Company may make each dividend payment on the Series A Preferred Stock either (i) in cash (or, if applicable, in the same form as such dividend is paid to holders of Common Stock) or (ii) at the Company’s option, by the issuance of additional shares of Series A Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of the dividend to be paid (or, in the case of a non-cash distribution, having an aggregate Liquidation Preference equal to the fair market value of such dividend (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution)). Each fractional share of Series A Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accumulating with respect to each outstanding share of Series A Preferred Stock pursuant to Section 3, and all such dividends with respect to such outstanding fractional shares shall accumulate (whether or not declared) and shall be payable in the same manner and at such times as provided for in Section 3 with respect to dividends on each outstanding share of Series A Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any dividends or payment that may be in arrears.

(c) Payment Restrictions. No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and other than cash paid in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Company (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)), unless all accrued and unpaid dividends shall have been or contemporaneously are declared and paid (in cash or in kind), or are declared and a sum of cash sufficient for the payment thereof is set apart for such payment, on the Series A Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Series A Preferred Stock and any Parity Stock, dividends may be declared and paid on the Series A Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the aggregate amounts of dividends declared per share on, and the amounts of such dividends declared in cash or in kind, as applicable, per share on, the Series A Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series A Preferred Stock and such other Parity Stock bear to each other.

Section 4. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each Holder shall be entitled to receive out of the assets of the Company available for distribution to stockholders of the Company, before any distribution of assets is made on the Common Stock or any other Junior Stock, an amount equal to the greater of (i) the aggregate Liquidation Preference attributable to shares of Series A Preferred Stock held by such Holder, subject to adjustment as provided in Section 15(a), plus an amount equal to the sum of all accrued and unpaid cumulative dividends, and (ii) the product of (x) the amount per share that would have been payable upon such liquidation, dissolution or winding-up to the holders of shares of Common Stock or such other class or series of securities into which the Series A Preferred Stock is then convertible (assuming the conversion of each share of Series A Preferred Stock), multiplied by (y) the number of shares of Common Stock or such other securities into which the shares of Series A Preferred Stock held by such Holder are then convertible.

None of (i) the sale of all or substantially all of the property or business of the Company (other than in connection with the voluntary or involuntary liquidation, dissolution or winding-up of the Company), (ii) the merger, conversion or consolidation of the Company into or with any other Person or (iii) the merger, conversion or consolidation of any other Person into or with the Company, shall constitute a voluntary or involuntary liquidation, dissolution or winding-up of the Company for the purposes of the immediately preceding paragraph.

In the event the assets of the Company available for distribution to Holders upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this

Section 4, no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which Holders and holders of any Parity Stock are entitled upon such liquidation, winding-up or dissolution, with the amount allocable to each series of such stock determined on a pro rata basis of the aggregate liquidation preference of the outstanding shares of each series and accrued and unpaid dividends to which each series is entitled.

After the payment to the Holders of the full preferential amounts provided for above, the Holders as such shall have no right or claim to any of the remaining assets of the Company.

Section 5. Voting Rights.

(a) The Holders of shares of Series A Preferred Stock will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 5.

(b) So long as any Series A Preferred Stock is outstanding, in addition to any other vote of stockholders of the Company required under applicable law or the Articles of Incorporation, the affirmative vote or consent of  the Holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class, will be required (i) for any amendment of the Articles of Incorporation if the amendment would alter or change the powers, preferences, privileges or rights of the Holders so as to affect them adversely, (ii) to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any Parity Stock or Senior Stock, or (iii) to reclassify any authorized stock of the Company into any Parity Stock or Senior Stock, or any obligation or security convertible into or evidencing a right to purchase any Parity Stock or Senior Stock. No such vote shall be required for the Company to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any Junior Stock.

Section 6. Conversion.

(a) Mandatory Conversion. Effective as of the close of business on the Stockholder Approval Date, with respect to the shares of Series A Preferred Stock of a Holder, such Holder’s shares of Series A Preferred Stock shall automatically, without any action of such Holder, convert into a number of shares of Common Stock equal to the aggregate Liquidation Preference of such shares of Series A Preferred Stock divided by the Conversion Price then in effect (such quotient, the “Conversion Shares”).

(b) In addition, effective as of the close of business on the Stockholder Approval Date, a Holder of Series A Preferred Stock shall be entitled to receive, at the election of the Company, either (i) cash in an amount equal to the then unpaid Deferred Dividends in respect of shares of Series A Preferred Stock held by such Holder or (ii) a number of shares of Common Stock equal to the amount of any then unpaid Deferred Dividends in respect of shares of Series A Preferred Stock held by such Holder divided by the Conversion Price then in effect (such quotient, the “Dividend Shares”).

No Holder may convert shares of Series A Preferred Stock other than pursuant to Section 6(a).

(c) Conversion Procedures.

(i) In the event of conversion pursuant to Section 6(a), the Company shall deliver as promptly as practicable written notice to each holder specifying: (A) the Stockholder Approval Date; (B) the number of shares of Common Stock to be issued in respect of each share of Series A Preferred Stock that is converted; (C) the place or places where certificates or evidence of book-entry notation for such shares of Series A Preferred Stock are to be surrendered for issuance of certificates or evidence of book-entry notation representing shares of Common Stock; and (D) that dividends on the shares to be converted will cease to accrue on such Stockholder Approval Date. Unless the shares of Common Stock issuable upon conversion are to be issued in the same name as the name in which such shares of Series A Preferred Stock are registered, each share surrendered for mandatory conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder thereof or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax in accordance with Section 15(f).

(ii) The conversion shall be deemed to have been effected at the close of business on the Stockholder Approval Date. At such time: (A) the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such mandatory conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time; (B) such shares of Series A Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this Section 6 and the right to receive any dividend declared but not yet paid pursuant to Section 3.

(iii) Holders of shares of Series A Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payable on such shares of Series A Preferred Stock on the corresponding Dividend Payment Date notwithstanding the mandatory conversion thereof following such Dividend Record Date and prior to such Dividend Payment Date. In such event, any such dividend that would otherwise be payable in the form of Series A Preferred Stock shall be payable to such Holder either (i) in cash or (ii) at the Company’s option, in shares of Common Stock converted at the Conversion Price in effect as of the time of such mandatory conversion.

(iv) In connection with the mandatory conversion of shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay an amount of cash in respect of such fractional interest equal to such fractional interest multiplied by the Market Value per share of Common Stock on the Stockholder Approval Date.

Section 7. Settlement upon Conversion. The Company shall satisfy its obligation to deliver Conversion Shares and, if applicable, Dividend Shares (or such other class or series of securities into which the Series A Preferred Stock is then convertible) upon conversion of Series A Preferred Stock by delivering to each Holder surrendering shares of Series A Preferred Stock for conversion a number of shares of Common Stock (or such other class or series of securities into which the Series A Preferred Stock is then convertible) equal to the number of Conversion Shares and, if applicable, Dividend Shares to which such Holder is entitled pursuant to Section 6 (provided that the Company will deliver cash in lieu of fractional shares), as soon as practicable after the third Trading Day (but in no event later than the fifth Business Day) following the Stockholder Approval Date. In the event the Company elects to pay cash pursuant to Section 6(b)(i), such cash payment shall be made on the same date.

Section 8. Anti-dilution Adjustments.

(a) The Conversion Price shall be subject to the following adjustments from time to time:

(i) Stock Dividends. In case the Company shall pay or make a dividend or other distribution on the Common Stock in Common Stock, the Conversion Price, as in effect at the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such dividend or other distribution, shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that no such adjustment to the Conversion Price shall be made if the Holders would be entitled to receive such dividend or other distribution pursuant to Section 3.

(ii) Stock Purchase Rights. In case the Company shall issue to all holders of its Common Stock options, warrants or other rights entitling them to subscribe for or purchase shares of Common Stock for a period expiring within 60 days from the date of issuance of such options, warrants or other rights at a price per share of Common Stock less than 95% of the Market Value on the date fixed for the determination of stockholders of the Company entitled to receive such options, warrants or other rights (other than pursuant to a dividend reinvestment, share purchase or similar plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such options, warrants or other rights (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) would purchase at such Market Value and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, either directly or indirectly, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that no such adjustment to the Conversion Price shall be made if the Holders would be entitled to receive such options, warrants or other rights pursuant to Section 3; provided, further, however, that if any of the foregoing options, warrants or other rights are only exercisable upon the occurrence of a Triggering Event, then the Conversion Price will not be adjusted until such Triggering Event occurs.

(iii) Stock Splits, Reverse Splits and Combinations. In case outstanding shares of Common Stock shall be subdivided, split or reclassified into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined or reclassified into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split, reclassification or combination becomes effective.

(iv) Debt, Asset or Security Distributions.

(A) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, assets or securities (but excluding any dividend or distribution of options, warrants or other rights referred to in paragraph (ii) of this Section 8(a), any dividend or distribution paid exclusively in cash, any dividend or distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit in the case of a Spin-off referred to in the next subparagraph, or any dividend or distribution referred to in paragraph (i) of this Section 8(a)), the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders of the Company entitled to receive such distribution by a fraction, the numerator of which shall be the Market Value on the date fixed for such determination minus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator of which shall be the Market Value on the date fixed for such determination, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such distribution. In any case in which this subparagraph (iv)(A) is applicable, subparagraph (iv)(B) of this Section 8(a) shall not be applicable. No adjustment to the Conversion Price shall be made if the Holders would be entitled to receive such dividend or distribution pursuant to Section 3.

(B) In the case of a Spin-off, the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of stockholders of the Company entitled to receive such distribution shall be reduced by multiplying the Conversion Price by a fraction, the numerator of which shall be the Market Value on the date fixed for such determination minus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the shares (or fractions thereof) of Capital Stock or similar equity interests so distributed applicable to one share of Common Stock and the denominator of which shall be the Market Value. Any adjustment to the Conversion Price under this subparagraph (iv)(B) will occur on the date that is the earlier of (1) the tenth Trading Day from, and including, the effective date of the Spin-off and (2) the date of the Initial Public Offering of the securities being distributed in the Spin-off, if that Initial Public Offering is effected simultaneously with the Spin-off. No adjustment to the Conversion Price shall be made if the Holders would be entitled to receive such dividend or distribution pursuant to Section 3.

(v) Tender Offers. In the case that a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders of the Company (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares)

of aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) per share of Common Stock that exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (the “Expiration Time”) tenders or exchanges could have been made pursuant to such tender or exchange offer (as amended through the expiration thereof), the Conversion Price shall be reduced by multiplying the Conversion Price immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to the product of (x) the Market Value on the date of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time, and (B) the denominator of which shall be equal to (x) the product of (I) the Market Value on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less the number of all shares validly tendered or exchanged, not withdrawn and accepted for payment on the date of the Expiration Time (such validly tendered or exchanged shares, up to any such maximum, being referred to as the “Purchased Shares”) plus (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders of the Company pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares).

(b) De minimis Adjustments. Notwithstanding anything herein to the contrary, no adjustment under this Section 8 need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall result in an increase or decrease of at least 1.0% of such Conversion Price. No adjustment under this Section 8 shall be made if such adjustment will result in a Conversion Price that is less than the par value of the Common Stock.

(c) Tax-Related Adjustments. The Company may make such reductions in the Conversion Price, in addition to those required by this Section 8, as the Board of Directors considers advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction in the Conversion Price.

(d) Stockholder Rights Plans. Upon conversion of the Series A Preferred Stock, to the extent that the Holders receive Common Stock, such Holders shall receive, in addition to the shares of Common Stock, the rights issued under any future stockholder rights plan the Company may establish whether or not such rights are separated from the Common Stock prior to conversion. A distribution of rights pursuant to any stockholder rights plan will not result in an adjustment to the Conversion Price pursuant to Section 8(a)(ii) or 7(a)(iv), provided that the Company has provided for the Holders to receive such rights upon conversion.

(e) Notice of Adjustment. Whenever the Conversion Price is adjusted in accordance with this Section 8, the Company shall (i) compute the Conversion Price in accordance with this Section 8 and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth the Conversion Price, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based and (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to this Section 8 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), the Company or, at the request and expense of the Company, the Transfer Agent shall provide a written notice to the Holders of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the adjusted Conversion Price.

(f) Reversal of Adjustment. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

(g) Exceptions to Adjustment. The applicable Conversion Price shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(iv) upon the issuance of any shares of Common Stock or any other security of the Company in connection with acquisitions of assets or securities of another Person, including with respect to any merger or consolidation or similar transaction;

(v) for a change in the par value of the Common Stock; or

(vi) for accrued and unpaid dividends on the Series A Preferred Stock.

Section 9. Recapitalizations, Reclassifications and Changes in the Company’s Stock. In the event of any reclassification of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or any sale or other disposition to another Person of all or substantially all of the assets of the Company (computed on a consolidated basis) (any of the foregoing, a “Transaction”), upon conversion of its shares of Series A Preferred Stock, a Holder will be entitled to receive the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock were convertible immediately prior to such Transaction, after giving effect to any adjustment event or, in the event holders of Common Stock have the opportunity to elect the form of consideration to be received in any Transaction, the weighted average of the forms and amounts of consideration received by the holders of the Common Stock. In the event that at any time, as a result of an adjustment made pursuant to this Certificate of Designations, the Holders shall become entitled upon conversion to any securities other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in this Certificate of Designations.

Section 10. Consolidation, Merger and Sale of Assets.

(a) The Company, without the consent of the Holders, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Company (any of the foregoing, “Reorganization”); provided, however, that the shares of Series A Preferred Stock will become the kind and amount of securities of such successor, transferee or lessee, cash and other property receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock were convertible immediately prior to such Reorganization, having in respect of such successor, transferee or lessee the same power, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon.

(b) Upon any consolidation by the Company with, or merger by the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the assets of the Company as described in Section 10(a), the successor resulting from such consolidation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the shares of Series A Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Series A Preferred Stock.

Section 11. Notices.

(a) When the Company is required, pursuant to this Certificate of Designations, to give notice to Holders by issuing a press release, rather than directly to Holders, the Company shall do so in a public medium that is customary for such press release.  In such cases, publication of a press release through GlobeNewswire, Inc. shall be considered sufficient to comply with such notice obligation.

(b) When the Company is required, pursuant to this Certificate of Designations, to give notice to Holders without specifying the method of giving such notice, the Company shall do so by sending notice via first class mail or by overnight courier to the Holders of record as of a reasonably current date.

Section 12. Transfer of Securities.

(a) The shares of Series A Preferred Stock and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock (collectively, the “Securities”) have not been registered under the Securities Act or any other applicable securities laws and may not be offered or sold except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from registration under the Securities Act and any other applicable securities laws, or in a transaction not subject to such laws. The Common Stock issuable upon conversion of the Series A Preferred Stock will have the benefit of certain registration rights under the Securities Act pursuant to the Registration Rights Agreement entered into by the Company and the Holders on [          ], 2016, a copy of which may be obtained from the Company by writing to it at Genco Shipping & Trading Limited, 299 Park Avenue, 12th Floor, New York, NY 10171, Attention: Secretary.

(b) Shares of Common Stock issued upon a conversion of the shares of Series A Preferred Stock bearing the Restricted Stock Legend, prior to the first anniversary of the Issue Date, shall bear a restricted common stock legend that corresponds to the Restricted Stock Legend (the “Restricted Common Stock Legend”).

Section 13. Certain Tax Matters. The Company shall be entitled to deduct and withhold from any payment of cash, shares of Series A Preferred Stock, shares of Common Stock or other consideration deliverable to a Holder of a share of Series A Preferred Stock, any amounts required to be deducted or withheld under applicable U.S. federal, state, local or foreign tax laws with respect to such payment or issuance. In the event the Company paid withholding taxes to a governmental authority in respect of any amount treated as a distribution on a share of Series A Preferred Stock, the Company shall be entitled to deduct any such taxes from any subsequent payment of cash, shares of Series A Preferred Stock, shares of Common Stock or other consideration otherwise deliverable to a Holder of a share of Series A Preferred Stock.

Section 14. Definitions.

(a)  “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person,

(b) “Board of Directors” has the meaning set forth in the first paragraph of this Certificate of Designations.

(c) “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

(d) “Business Day” means any day other than a Saturday or Sunday or any other day on which banks in the City of New York are authorized or required by law or executive order to close.

(e) “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

(f) The “Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the New York Stock Exchange or the principal national securities exchange on which the Common Stock is traded, or if it is not so traded, on the over-the-counter market. In the absence of such a quotation, the Closing Sale Price of the Common Stock will be an amount determined in good faith by the Board of Directors to be the fair market value of such Common Stock, and such determination shall be conclusive.

(g) “Common Stock” has the meaning set forth in Section 2.

(h) “Company” has the meaning set forth in the first paragraph of this Certificate of Designations.

(i) “Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(j) “Conversion Price” shall initially equal $4.85 per share of Common Stock, and shall be subject to adjustment as set forth in Section 8.

(k) “Conversion Shares” has the meaning set forth in Section 6(a).

(l) “Dividend Payment Date” has the meaning set forth in Section 3(a).

(m) “Dividend Record Date” has the meaning set forth in Section 3(b).

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Expiration Time” has the meaning set forth in Section 8(a)(v).

(p) “Holder” means the Person in whose name a share of Series A Preferred Stock is registered.

(q) “including” means “including, without limitation”.

(r) “Initial Public Offering” means, in the event of a Spin-off, the first time securities of the same class or type as the securities being distributed in the Spin-off are bona fide offered to the public for cash.

(s) “Issue Date” has the meaning set forth in Section 2.

(t) “Junior Stock” has the meaning set forth in Section 2.

(u) “Liquidation Preference” has the meaning set forth in Section  1.

(v) “Market Value” means, with respect to any date of determination, the average Closing Sale Price of the Common Stock for a five consecutive Trading Day period preceding the earlier of (i) the day preceding the date of determination and (ii) the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this definition, the term “ex date” when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the New York Stock Exchange or the principal national securities exchange on which the Common Stock is traded, or if it is not so traded, on the over-the-counter market, without the right to receive the issuance or distribution.

(w) “Meeting End Date” shall mean seventy-five days after the Issue Date.

(x) “Officer” means the President, Chief Executive Officer, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Company.

(y) “Officer’s Certificate” means a certificate signed by two Officers.

(z) “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Company.

(aa) “Parity Stock” has the meaning set forth in Section 2.

(bb) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

(cc) “Purchased Shares” has the meaning set forth in Section 8(a)(v).

(dd) “Registration Rights Agreement” means the Registration Rights Agreement, dated as of [         ], 2016, by and among, the Company and the Purchasers (as defined therein) set forth on the signature page thereto.

(ee) “Reorganization” has the meaning set forth in Section 10(a).

(ff) “Restricted Common Stock Legend” has the meaning set forth in Section 12(b).

(gg) “Restricted Stock Legend” means a legend to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(hh) “Securities” has the meaning set forth in Section 12(a).

(ii) “Securities Act” means the Securities Act of 1933, as amended.

(jj) “Senior Stock” has the meaning set forth in Section 2.

(kk) “Series A Preferred Stock” has the meaning set forth in Section 1.

(ll) “Spin-off” means a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company.

(mm) “Stockholder Approval” means the stockholder approval of the proposals to issue Common Stock upon conversion of the Series A Preferred Stock for purposes of Rule 312 of the NYSE Listed Company Manual.

(nn) “Stockholder Approval Date” means the date on which the Stockholder Approval is obtained.

(oo) “Stockholder Approval Legend” means a legend to the following effect:

THE SHAREHOLDER TO WHOM THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IS CONTRACTUALLY OBLIGATED TO VOTE IN IN FAVOR OF ANY PROPOSAL MADE AT A MEETING OF STOCKHOLDERS OF THE COMPANY IN ORDER TO EFFECT THE STOCKHOLDER APPROVAL AS DEFINED IN THE CERTIFICATE OF DESIGNATIONS OF RIGHTS, PREFERENCES AND PRIVILEGES OF SERIES A PREFERRED STOCK OF GENCO SHIPPING & TRADING LIMITED.  NO DIVIDENDS SHALL ACCRUE OR BE PAYABLE IN RESPECT OF SUCH SHARES IF THE SHAREHOLDER FAILS SO TO VOTE IN FAVOR.

(pp) “Subsidiary” of any Person means any other Person (i) more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other Person are, now or hereafter, owned or controlled, directly or indirectly, by such first Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists, or (ii) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make the decisions for such other Person is, now or hereafter, owned or controlled, directly or indirectly, by such first Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists.

(qq) “Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange.

(rr) “Transaction” has the meaning set forth in Section 9.

(ss) “Transfer Agent” means Computershare Trust Company, N.A. unless and until a successor is selected by the Company, and then such successor.

(tt) “Triggering Event” means a specified event the occurrence of which entitles the holders of rights, options or warrants to exercise such rights, options or warrants.

Section 15. Miscellaneous.

(a) The Liquidation Preference and any dividend rate set forth herein each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors (and such determination shall be conclusive).

(b) For the purposes of Section 8, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(c) If the Company shall take any action affecting the Common Stock, other than any action described in Section 8, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the Holders, then the Conversion Price for the Series A Preferred Stock may be adjusted, to the extent permitted by law, in such manner, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

(d) The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this Section 15(d), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(e) Any shares of Common Stock issued upon conversion of the Series A Preferred Stock shall be duly and validly issued and fully paid and nonassessable, free from preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof, except for transfer restrictions imposed by applicable securities laws and the Registration Rights Agreement.

(f) The Company shall pay all transfer, stamp and other similar taxes due with respect to the issuance or delivery of shares of Common Stock or other securities or property upon conversion of the Series A Preferred Stock; provided, however, that the Company shall not be required to pay any tax that may be payable with respect to any transfer involved in the issuance or delivery of shares of Common Stock or other securities or property in a name other than that of the Holder of the Series A Preferred Stock to be converted, and the Holder shall be responsible for any such tax.

(g) The Series A Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

(h) The Series A Preferred Stock shall not be subject to redemption.

(i) Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(j) Series A Preferred Stock may be issued in fractions of a share which shall entitle the Holder, in proportion to such Holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of Holders of Series A Preferred Stock.

(k) Subject to applicable escheat laws, any monies set aside by the Company in respect of any payment with respect to shares of the Series A Preferred Stock, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Company, after which reversion the Holders of such shares shall look only to the general funds of the Company for the payment thereof. Any interest accumulated on funds so deposited shall be paid to the Company from time to time.

(l) Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations or the Articles of Incorporation.

(m) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(n) If any of the voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

(o) Shares of Series A Preferred Stock that (i) have not been issued on or before the Issue Date or (ii) have been issued and reacquired in any manner, including shares of Series A Preferred Stock purchased or converted, shall (upon compliance with any applicable provisions of Business Corporations Act of the Republic of the Marshall Islands) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided that any issuance of such shares as Series A Preferred Stock must be in compliance with the terms hereof.

(p) If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Company and the Transfer Agent.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed this       day of         , 2016.

John C. Wobensmith
President and Secretary

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [     ], 2016, by and among Genco Shipping & Trading Limited, a Marshall Islands corporation (the “Company”), and the other parties signatory hereto and any additional parties identified on the signature pages of any joinder agreement executed and delivered pursuant hereto (each a “Holder” and collectively, the “Holders”).

WHEREAS, this Agreement is entered into pursuant to that certain Purchase Agreement, dated as of the date hereof, by and between the Company and each Holder.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Holders agree as follows:

1.              Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(d).

“Common Stock” means the Company’s Common Stock, par value $0.01 per share.

“Conversion Date” means the date on which the Series A Preferred Stock is converted to Common Stock.

“Effectiveness Deadline” means, with respect to the Initial Registration Statement required to be filed hereunder, the 60th calendar day following the date the Initial Registration Statement is filed hereunder (or, in the event of a “full review” by the SEC, the 90th calendar day following the date the Initial Registration Statement is filed hereunder) and with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder (or, in the event of a “full review” by the SEC, the 150th calendar day following the date such additional Registration Statement is required to be filed hereunder); provided, however, that in the event the Company is notified by the SEC that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness

Deadline falls on a day that is not a Trading Day, then the Effectiveness Deadline shall be the next succeeding Trading Day.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(d).

“Event Date” shall have the meaning set forth in Section 2(d).

“Filing Deadline” means, with respect to the Initial Registration Statement required hereunder, the 30th calendar day following the Conversion Date, with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” or “Holders” shall have the meaning set forth in the Preamble.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the SEC pursuant to the 1933 Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, as of any date of determination, (a) all Conversion Shares and (b) any securities issued or then issuable upon any stock split, dividend or other distribution,  recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) if (a) a Registration Statement with respect to the sale of such Registrable

Securities is declared effective by the SEC under the 1933 Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144 or Section 4(1) of the 1933 Act, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144.

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(c) or Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Required Holders” means Holders or their permitted transferees in accordance with Section 6(g) hereof who beneficially own (calculated in accordance with Rule 13d-3 under the 1934 Act without giving effect to any limitation on the conversion of the Series A Preferred Stock set forth therein) a majority of the Registrable Securities.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 3(a).

“SEC Guidance” means (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the 1933 Act and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the Company’s Series A Convertible Preferred Stock, par value $0.01 per share

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTC Bulletin Board, or OTC Markets Group marketplace on which the Common Stock is listed or quoted for trading on the date in question.

2.              Shelf Registration.

(a)        On or prior to each Filing Deadline, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415.  Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2(e)) and shall contain (except if otherwise required pursuant to written comments received from the SEC upon a review of such Registration Statement) substantially the “Plan of Distribution” attached hereto as Annex A   (which may be modified to respond to comments, if any, provided by the SEC or to reflect any non-material changes).  Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the 1933 Act as promptly as practicable after the filing thereof, but in any event no later than the applicable Effectiveness Deadline, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the 1933 Act until there are no Registrable Securities covered by such Registration Statement (the “Effectiveness Period”).  The Company shall request effectiveness of a Registration Statement as of 5:00 p.m. Eastern Time on a Trading Day.   The Company shall promptly notify the Holders via facsimile or by e-mail of the effectiveness of a Registration Statement.  The Company shall, by 9:30 a.m. Eastern Time on the second Trading Day after the effective date of such Registration Statement, file a final Prospectus with the SEC as required by Rule 424.  Failure to so notify the Holder within one (1) Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(d).

(b)                                 Notwithstanding the registration obligations set forth in Section 2(a), if the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2(e), with respect to filing on Form S-3 or other appropriate form, and subject to the provisions of Section 2(d) with respect to the payment of liquidated damages;

provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

(c)                                  Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(d), if the SEC or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

a.              First, the Company shall reduce or eliminate any securities to be included by any Person other than a Holder; and

b.              Second, the Company shall reduce Registrable Securities (applied, in the case that some Registrable Securities may be registered, to the Holders on a pro rata basis based on the total number of unregistered Registrable Securities held by such Holders).

In the event of a cutback hereunder, the Company shall give the Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder’s allotment.  In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

(d)         If: (i) the Initial Registration Statement is not filed on or prior to its Filing Deadline, or (ii) a Registration Statement registering for resale all of the Registrable Securities (or such lesser amount as is required pursuant to Section 2(b)) is not declared effective by the SEC (or otherwise does not become effective) by the Effectiveness Deadline of the Initial Registration Statement, or (iii) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than thirty (30) consecutive calendar days or more than an aggregate of sixty (60) calendar days (which need not be consecutive calendar days) during any 12-month period or (iv) any time during the period commencing from the six (6) month anniversary of the Conversion Date and ending at such time that all of the

Registrable Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i), (ii) and (iv), the date on which such Event occurs, and for purpose of clause (iii) the date on which such thirty (30) or sixty (60) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then except during any period of time in which the Holders may sell the Registrable Securities pursuant to Rule 144 without volume limitations, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the aggregate Purchase Price paid by such Holder pursuant to the Purchase Agreement with respect to the Registrable Securities affected by such Event and held by such Holder on such Event Date or monthly anniversary thereof, up to a maximum of 5.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for such Registrable Securities. The liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event. The Effectiveness Deadline for a Registration Statement shall be extended without default or liquidated damages hereunder in the event that the Company’s failure to obtain the effectiveness of the Registration Statement on a timely basis results from the failure of a Holder to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act (in which the Effectiveness Deadline would be extended with respect to Registrable Securities held by such Holder) or as a result of government shutdown or other similar event resulting in material limitation or discontinuation of the SEC’s review of registration statements, periodic reports and other services.  Liquidated damages pursuant to this Section 2(d) shall constitute the Holders’ exclusive remedy in connection with any Event.

(e)                                  If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

3.          Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)        Not less than two (2) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K (including portions of the Company’s Proxy Statement for its Annual Meetings of Stockholders to the extent specifically incorporated by reference into such Annual Reports on Form 10-K), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any similar or successor reports or any prospectus supplement the substance of which is limited to any of the foregoing filings), the Company shall (i) furnish to each Holder copies of such Registration Statement, Prospectus or amendment or supplement thereto, which documents will be subject to the review of such Holders (it being acknowledged and agreed that if a Holder does not object to or comment on the aforementioned documents within one (1) Trading Day, then the Holder shall be deemed to have consented to and approved the use of such documents), and (ii) use commercially reasonable efforts to cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the 1933 Act. Notwithstanding the above, the Company shall not be obligated to provide the Holders advance copies of any universal shelf registration statement registering securities in addition to those required hereunder, or any Prospectus prepared thereto.  The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than one (1) Trading Day after the Holders have been so furnished copies of copies of a Registration Statement any related Prospectus or amendments or supplements thereto, and for such period as the Company and such Holder are attempting in good faith to resolve the objection of such Holder, any time period or deadline for purposes of Section 2(d) shall be extended for such period and no liquidated damages shall accrue or be payable for such period.  Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex B (a “Selling Stockholder Questionnaire”) on a date that is not less than two (2) Trading Days prior to the Filing Deadline or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

(b)        (i) Prepare and file with the SEC such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the 1933 Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably practicable to the Holders true and complete copies of all correspondence from and to the SEC relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the 1933 Act and the 1934 Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)         If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Deadline, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(d)        Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably practicable (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided, however, in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries.

(e)         Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(f)          If requested by a Holder, furnish to such Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(g)         Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(h)        If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(i)            Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably practicable under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus.  The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.  The Company shall be entitled to exercise its right under this Section 3(k) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of liquidated damages otherwise required pursuant to Section 2(d), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period.

(j)           The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the SEC, the natural persons thereof that have voting and dispositive control over such shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

4.              Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the SEC, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities)

and (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.  In no event shall the Company be responsible for any broker or similar commissions of any Holder or any legal fees or other costs of the Holders.

5.              Indemnification.

(a)                                 Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents and employees  of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, members, stockholders, partners, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(d).  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 6(h).

(b)                                 Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with any applicable prospectus delivery requirements of the 1933 Act through no fault of the Company or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), to the extent, but only to the extent, related to the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(d).  In no event shall the liability of any selling Holder under this Section 5(b) be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)                                  Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof;

provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, unless such failure materially prejudices the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party quarterly in arrears as they are incurred; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction not to be entitled to indemnification hereunder.

(d)                                 Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute pursuant to this Section 5(d), in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.              Miscellaneous.

(a)                                 Remedies.  In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement.  Each of the Company and each Holder agrees that monetary damages may not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(b)                                 Other Registration Statements.  The Company shall not file any other registration statements until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the SEC, provided that this Section 6(b) (i) shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement, (ii) shall not prohibit the Company from filing any registration statement to which the Company is currently a party or contemplated under the

Prior Purchase Agreements, (iii) shall not prohibit the Company from filing a shelf registration statement on Form S-3 for a primary offering by the Company, provided that the Company makes no offering of securities pursuant to such shelf registration statement prior to the effective date of the Registration Statement required hereunder that includes all of the Registrable Securities, (iii) shall not prohibit the Company from filing a registration statement on Form S-4 (as promulgated under the 1933 Act) relating to equity securities to be issued solely in connection with any acquisition of any entity or business or their then equivalents and (iv) shall not prohibit the Company from filing a registration statement on Form S-8 (as promulgated under the 1933 Act) relating to equity securities issuable in connection with the Company’s stock option or other employee benefit plans.

(c)                                  Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d)                                 Discontinued Disposition.  By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed.  The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.  The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(d).

(e)                                  Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Required Holders.  If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not affect the rights of other Holders may be given only by the Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first  sentence of this Section 6(f). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

(f)                                   Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(g)                                  Transfer of Registration Rights.  Any Holder may freely assign its rights hereunder on a pro rata basis in connection with any sale, transfer, assignment, or other conveyance (any of the foregoing, a “Transfer”) of Registrable Securities to any transferee or assignee; provided that all of the following additional conditions are satisfied:  (a) such Transfer is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) the Company is given written notice by such Holder of such Transfer, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned; and further provided, that (i) any rights assigned hereunder shall apply only in respect of the Registrable Securities that are Transferred and not in respect of any other securities that the transferee or assignee may hold and (ii) any Registrable Securities that are Transferred may cease to constitute Registrable Securities following such Transfer in accordance with the terms of this Agreement.

(h)                                 Successors and Assigns. Subject to Section 6(g) hereof, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder of Registrable Securities. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all the Required Holders.

(i)                                     No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(j)                                    Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(k)                                 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(l)                                     Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(m)                             Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n)                                 Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(o)                                 Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not asset any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

********************

9.14                        (Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

GENCO SHIPPING & TRADING LIMITED

By:
Name:
Title:

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO GENCO RRA]

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

[SIGNATURE PAGES CONTINUE]

[SIGNATURE PAGE OF HOLDERS TO GENCO RRA]

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Annex A

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling securities:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•                  in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  a combination of any such methods of sale; or

•                  any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “1933 Act”), if available, rather than under this prospectus.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the 1933 Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the 1933 Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the 1933 Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the 1933 Act, they will be subject to the prospectus delivery requirements of the 1933 Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the 1933 Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the 1933 Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the 1933 Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the 1934 Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the 1934 Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the 1933 Act).

2

Annex B

GENCO SHIPPING & TRADING LIMITED

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of Genco Shipping & Trading Limited, a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “1933 Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed.  A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.                                      Name.

(a)                                 Full Legal Name of Selling Stockholder

(b)                                 Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)                                  Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.  Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:

3.  Broker-Dealer Status:

(a)                                 Are you a broker-dealer?

Yes   ☐        No   ☐

(b)                                 If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes   ☐        No   ☐

Note:                  If “no” to Section 3(b), the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)                                  Are you an affiliate of a broker-dealer?

Yes   ☐        No   ☐

(d)                                 If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes   ☐        No   ☐

Note:                  If “no” to Section 3(d), the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.  Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)                                 Type and Amount of other securities beneficially owned by the Selling Stockholder:

5.  Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

EXHIBIT C-1

LEGAL OPINION OF KRAMER LEVIN NAFTALIS & FRANKEL LLP

EXHIBIT C-2

LEGAL OPINION OF REEDER & SIMPSON, P.C.

EXHIBIT D

DEBT COMMITMENT LETTER

EXHIBIT E

ESCROW AGREEMENT